
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CHIRON
CORPORATION'S UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET DATED JUNE 30, 1999
AND UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS
ENDED JUNE 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999<F5>
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999<F5>
<CASH>                                          47,534
<SECURITIES>                                 1,431,992<F1>
<RECEIVABLES>                                  179,286
<ALLOWANCES>                                         0
<INVENTORY>                                     93,233
<CURRENT-ASSETS>                             1,131,421<F6>
<PP&E>                                         538,129
<DEPRECIATION>                                 218,438
<TOTAL-ASSETS>                               2,394,718<F6>
<CURRENT-LIABILITIES>                          380,947
<BONDS>                                        349,145<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,815
<OTHER-SE>                                   1,600,931<F3><F6>
<TOTAL-LIABILITY-AND-EQUITY>                 2,394,718<F6>
<SALES>                                        194,289
<TOTAL-REVENUES>                               364,670
<CGS>                                           84,635
<TOTAL-COSTS>                                   84,635
<OTHER-EXPENSES>                               149,304<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              11,708
<INCOME-PRETAX>                                 75,584
<INCOME-TAX>                                    18,112
<INCOME-CONTINUING>                             57,472
<DISCONTINUED>                                   3,009
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    60,481
<EPS-BASIC>                                       0.33
<EPS-DILUTED>                                     0.33

<F1>CONSISTS OF BOTH SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE, NET OF
CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, COST OF
TREASURY STOCK, AND ACCUMULATED OTHER COMPREHENSIVE LOSS.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F5>DURING THE FIRST QUARTER OF 1999, THE COMPANY CHANGED ITS FISCAL YEAR FROM
A 52 OR 53-WEEK YEAR ENDING ON THE SUNDAY NEAREST THE LAST DAY IN DECEMBER,
TO A CALENDAR YEAR ENDING ON DECEMBER 31.
<F6>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO "OTHER
COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE," WITH AN OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY. CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH
THE SEPTEMBER 30, 2000 PRESENTATION.

